EMPLOYMENT CONTRACT, dated as of September 10, 1998 between
Euroweb International Corp., 445 Park Avenue, New York, NY 10022 (the "Company") and Frank R. Cohen (the "Employee").

                  Whereas the Company and Employee entered into an employment contract dated as of February 1, 1994 which was modified on April 12, 1994 , October 23, 1995, December 23, 1996, May 6, 1997 and September 10, 1997 (which contract together with the modifications are hereinafter referred to as the "Agreement"); and

                  Whereas the Agreement provided for the grant of 35,000 non-qualified options to purchase 35,000 shares of the Company's Common Stock ("Stock") at an exercise price of $1 per share, which options have vested and the shares underlying said options have been registered with the Securities and Exchange Commission; and

                  Whereas the Board of Directors agreed that the Agreement shall be modified so as to provide for additional grant of 100,000 assignable non-qualified six year options to purchase 100,000 shares of the Company's common stock at an exercise price of $1.00 per share; and

                  Whereas the Company and the Employee desire to restate the Agreement so as to incorporate the aforesaid modification and certain of the Split-Dollar Insurance Policy terms into the Agreement:

                  Now, therefore, the parties agrees as follows:

                  1. Agreement to be dated as of September 10, 1998 between the Company and the Employee is restated by the agreement set forth herein which adds and incorporates into paragraph 3(c) the grant of 100,000 additional options.

                  2.     TERM:

                         The Company agrees to employ the Employee in an
executive capacity as Chief Financial Officer, Secretary, Treasurer and Director and Employee agrees to serve on the terms and conditions of this Agreement for a period of seven years ending December 31, 2005. The period during which Employee is employed hereunder is hereinafter referred to as the "Employment Period."

                  3.     DUTIES & SERVICES:

                         During the Employment Period, Employee shall be
employed in the business of the Company. In performance of his duties, Employee shall be subject to the reasonable direction of the Board of Directors of the Company. Employee agrees to perform his duties hereunder to the best of his abilities and to take no action outside of the ordinary course of business that he is not specifically authorized to take by the Board of Directors of the Company, and that the foregoing shall constitute a material term of this Agreement. Employee shall be based in New York but shall be available to travel as the needs of the business reasonably require.

                  4.     COMPENSATION:

                         As full compensation for his services hereunder, the
Company shall pay Employee, during the Employment Period, as follows:

                  A. A basic salary of $150,000 per year payable in monthly installments at the rate of $12,500 per month for the term of this agreement.

                  B. The Company has granted to the Employee as of February 1, 1994, 35,000 non-qualified options to purchase 35,000 shares of Common Stock of the Company at the

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                  same exercise price of $1 per share. All options vested as of
                  October 23, 1995 and the shares underlying the options were registered with the Securities and Exchange Commission under a Registration Statement on Form S-8 on December 9, 1996.

                  C. The Company hereby grants Employee an additional 100,000 non qualified six year options to purchase 100,000 shares of the Company's common stock at an exercise price of $1.00 per share. Employee's right to receive shares will be adjusted when the option is exercised both as to number and exercise price to account for stock splits or other forms of recapitalization.

                  D. (1) The Company agrees to pay the annual premium of $115,000 when due on policy number 1236578 (the"Policy") issued by Security Mutual Life Insurance Company (the"Insurer") on the life of the Employee for a ten year period.

                         (2) Upon the death of the Employee, the then acting
                  Trustee of the Frank R. Cohen Insurance Trust, as irrevocable beneficiary, shall be entitled to the first $1,000,000 of insurance proceeds.

                         (3) The Company agrees to record with the Insurer a
                  Split-Dollar Endorsement in the form annexed hereto as Exhibit "A", which reflects additional terms to which the Company and the Employer have agreed.

                  E. Such bonuses as may be awarded to Employee by the Board of Directors.

                  F. The employee shall further be entitled to participate in the present or future employee benefit plans of the Company subject to the approval of the Board of Directors if he meets the eligibility requirements therefore.

                  5.     EXPENSES AND BENEFITS:

                         (a) The Company, consistent with its policy of
                  reporting and reimbursement of business expenses, reimburse Employee for such ordinary and necessary business related expenses as shall be incurred by Employee in the course of the performance of his duties under this Agreement

                         (b) Employee shall be eligible to participate to the
                  extent that he qualifies in all benefit plans, including without limitation, pension, term life insurance, hospitalization, medical insurance and disability plans as are made available from time-to-time to executives of the Company.

                         (c) Employee shall be entitled to three weeks of paid
                  vacation annually, and to accumulate unused vacation weeks to the end of this agreement.

                  6.     REPRESENTATIONS & WARRANTIES OF EMPLOYEE

                         Employee represents and warrants to the Company that
Employee is under no contractual or other restriction which is inconsistent with the execution of this Agreement or performance of his duties hereunder.

                  7.     TERMINATION:

                         In the event of death or physical or mental
incapacity, or in the event Employee

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resigns from Company due to change in management or in the event of the termination of Employee's employment by the Company for any reason other than "Cause" as hereinafter defined, Employee or his estate or representative shall be entitled to full payment of his salary for the balance of the Agreement payable in a lump sum at the option of the Employee or of his estate or representative or payable monthly in accordance with the terms of the Agreement. In addition on termination of the agreement, the Company agrees to pay up all premiums due or to be due under the split dollar life insurance policy described in paragraph 4D above so that the policy is not canceled or terminated prior to the death of the employee.

                         A. Cause, for purposes of this Agreement, shall mean that the Employee shall have committed an intentional art of fraud, embezzlement or theft in connection with Employee's duties or in the course of his employment with the Company or any Subsidiary

                  8.     SURVIVAL:

                         The covenants, agreements, representations and
warranties contained in or made pursuant to this Agreement shall survive Employee's rightful termination of employment.

                  9.     MODIFICATIONS:

                         This Agreement sets forth the entire understanding of
the parties with respect to the subject matter hereof, supersedes all existing agreements between the parties concerning such subject matter, and may be modified only by a written instrument duly executed by such party.

                  10.    NOTICES

                         Any notice or other communication permitted to be
given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing and in accordance with the provisions of this Section 10). Notice to the estate of Employee shall be sufficient if addressed to Employee as provided in this Section 10. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

                  11.    WAIVER:

                         Any waiver by either party of a breach of any
provision of this Agreement shall not operate as or be construed to be waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this agreement.

Any waiver must be in writing.

                  12.    BINDING EFFECT:

                         Employee's rights and obligations under this agreement
shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance or the claims of Employee's creditors and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee and his heirs and personal representative and shall be binding upon and inure to the benefit of the Company and its successors and assigns.

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                  13.    NO THIRD PARTY BENEFICIARIES:

                         This Agreement does not create and shall not be
construed as creating any rights enforceable by any person not a party to this Agreement.

                  14.    HEADINGS:

                         The headings in this Agreement are solely for the
convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                  15.    COUNTERPARTS, GOVERNING LAW:

                         This Agreement may be executed in any number of
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed and construed in accordance with the laws of the Republic of Hungary without giving effect to conflict of laws.

                         IN WITNESS WHEREOF, the parties have duly executed
this Agreement as of the date first above-written.

                                   EUROWEB INTERNATIONAL CORP.

                                   BY /s/Frank R. Cohen
                                      -----------------
                                      Frank R. Cohen




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